UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

One World Pharma, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-200529	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On February 7, 2021, One World Pharma, Inc. (the “Company”) and ISIAH International, LLC (“ISIAH International”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which ISIAH International agreed to purchase from the Company, on the dates provided for in the Purchase Agreement, an aggregate of 200,000 shares of the Company’s newly designated Series B Preferred Stock (“Series B Preferred Stock”), convertible into an aggregate of 20,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for a purchase price of $15.00 per share of Preferred Stock, and an aggregate purchase price of $3 million. Isiah Thomas, the Company’s Chief Executive Officer, is the sole member and Chief Executive Officer of ISIAH International.

Concurrently with the execution of the Purchase Agreement, ISIAH International purchased 16,666 shares of Series B Preferred Stock from the Company for an aggregate purchase price of $249,990. Pursuant to the Purchase Agreement, ISIAH International has agreed to purchase shares of Series B Preferred Stock from the Company according to the following schedule:

Date	Shares	Purchase Price
Initial Closing Date	16,666	$249,990
February 22, 2021	16,667	$250,005
March 8, 2021	16,667	$250,005
March 22, 2021	16,667	$250,005
April 5, 2021	16,666	$249,990
April 19, 2021	16,667	$250,005
May 17, 2021	33,334	$500,010
June 14, 2021	33,333	$499,995
July 12, 2021	33,333	$499,995
Total	200,000	$3,000,000

The transaction was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of regulation (b) promulgated thereunder.

Each share of Series B Preferred Stock has a Stated Value of $15.00 and is convertible into Common Stock at a conversion price equal to $0.15. The conversion price of the Series B Preferred Stock is subject to equitable adjustment in the event of a stock split, stock dividend or similar event with respect to the Common Stock.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation of the Series B Preferred Stock and the Purchase Agreement, which have been filed as Exhibits 3.1 and 10.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

Upon a liquidation or dissolution of the Company, holders of the Series B Preferred Stock will be entitled to be paid, in preference to the holders of Common Stock, $15 per share of Series B Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2021, the Company filed the Certificate of Designation of the Series B Preferred Stock of the Company with the Nevada Secretary of State establishing the terms of the Series B Preferred Stock. The Certificate of Designation has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Certificate of Designation of the Series B Preferred Stock of One World Pharma, Inc., filed February 2, 2021

Exhibit 10.1	Securities Purchase Agreement, dated as of February 7, 2021, between One World Pharma, Inc. and ISIAH International, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Pharma, Inc.

Date: February 8, 2021

By:	/s/ Bruce Raben
Name:	Bruce Raben
Title:	Interim Chief Financial Officer